UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2011

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices)     (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2011 annual meeting of shareholders of the Company was held on September 15, 2011.

(b)	The voting results of the proposals submitted to a vote of the Company’s shareholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Withheld	Broker Non-Votes
Dickson V. Lee	12,398,198	157,125
Shirley Kiang	12,348,885	206,438
Norman Mineta	12,380,644	174,679
Ian G. Robinson	12,352,834	202,489
Dennis Bracy	12,403,014	152,309
Robert W. Lee	12,346,303	209,020
Dr. Syd S. Peng	12,398,532	156,791

2)	The advisory proposal on the Company’s executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,208,548	263,084	83,691

3)	The advisory vote on the frequency of future advisory votes on the Company’s executive compensation was approved for 1 Year as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
8,509,009	202,186	3,796,843	47,285

(d)	In accordance with the voting results of the shareholders of the Company, the Company will include an advisory vote on executive compensation in its proxy materials once every year.

ITEM 8.01.	OTHER EVENTS.

On September 21, 2011, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release

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  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer

 Date: September 21, 2011

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